EXHIBIT 99.1

JOINT FILING AGREEMENT

            Pursuant to Rule 13D-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

            This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

Date:    November 20, 2003

                                                                        SPENCE LIMITED, L.P.

                                                                        By:/s/  Gerald J. Bruner_____________
                                                                                    Gerald J. Bruner, Manager,
                                                                                    Financial Junk, LLC, General Partner

                                                                        FINANCIAL JUNK, LLC.

                                                                        By:/s/  Gerald J. Bruner_____________
                                                                                   Gerald J. Bruner, Manager

                                                                        JOHN WILSON SPENCE III

                                                                        By:/s/  John Wilson Spence III__________
                                                                                    John Wilson Spence, III, Individual

                                                                        GERALD J. BRUNER

                                                                        By:/s/  Gerald J. Bruner
                                                                                    Gerald J. Bruner, Individual